UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 418-7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Zendesk, Inc. (the “Company”) approved and adopted the Zendesk, Inc. Death and Leave of Absence Policy (the “Policy”). The Policy provides for the accelerated vesting of all outstanding unvested time-based equity awards (the “Time-Based Equity Awards”) held by the Company’s employees or non-employee directors (the “Eligible Parties”) and the continued vesting of all outstanding performance-based equity awards held by the Eligible Parties. Vesting for the Time-Based Equity Awards shall accelerate in an amount up to (i) $1,000,000 in Value (as defined in the Policy) for a Non-Section 16 Officer (as defined in the Policy) and (ii) $3,000,000 for a Section 16 Officer (as defined in the Policy). In addition, the Policy provides that any equity awards that vest based on the achievement of performance metrics and that are outstanding and held by such individual immediately prior to such individual’s death will remain outstanding and eligible to performance vest in accordance with their terms and conditions based upon achievement of the applicable performance condition and subject to the Company’s certification of the performance metric attainment in accordance with the terms and conditions of such award; provided that any service-based vesting requirements shall be deemed accelerated and vested on the applicable date that the performance metrics are determined to be achieved in an amount after giving effect to the acceleration of Time-Based Equity Awards. Under the Policy, if the individual is an employee that is eligible to receive an annual target bonus, such individual shall be eligible to receive a pro-rata portion of their target annual bonus (if applicable), to be paid out within 60 days after the individual’s date of termination due to death.

The Policy will apply to all outstanding equity awards issued under the Company’s 2014 Stock Option and Incentive Plan (the “Plan”) as of the date of the Policy’s adoption and to all future equity awards issued under the Plan for so long as the Policy remains in effect. The Committee has the exclusive authority to interpret, amend or revoke the Policy.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the text of the Policy and subsequent amendments thereto, which will be filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zendesk, Inc.

February 14, 2022	By:	/s/ Shelagh Glaser
Name: Shelagh Glaser
Title: Chief Financial Officer (Principal Financial Officer)